EXHIBIT 23.2
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We consent to the incorporation by reference in the Registration Statements
(Form S-3 No. 333-104054, Form S-3 No. 333-51476, Form S-3 No. 333-44872,
Form S-3 No. 333-77371, Form S-3 No. 333-76373, Form S-8 No. 333-104056,
Form S-8 No. 333-86911 and Form S-8 No. 333-72265) of LaSalle Hotel Properties of our report dated January 22, 2004 with respect to the financial statements of Convention Hotel Partners, LLC included in the Current Report on Form 8-K/A of LaSalle Hotel Properties dated March 3, 2004, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement dated May 12, 2004 to the Registration Statements.






                            /s/ Crowe Chizek and Company LLC



Oakbrook, Illinois
May 12, 2004